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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               (AMENDMENT NO. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 20, 2005
                                                          -------------


                            THE BON-TON STORES, INC.
                -----------------------------------------------
                (Exact Name of Registrant Specified in Charter)


      Pennsylvania                   0-19517                  23-2835229
  ----------------------       --------------------        -------------------
      (State or Other           (Commission File            (I.R.S. Employer
      Jurisdiction of                Number)               Identification No.)
      Incorporation)

                2801 E. Market Street
                 York, Pennsylvania                            17402
        ----------------------------------------         ------------------
        (Address of Principal Executive Offices)             (Zip Code)


        Registrants telephone number, including area code: (717) 757-7660
                                                          ---------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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     This Report on Form 8-K/A amends and supplements the Report on Form 8-K filed by The Bon-Ton Stores, Inc. on June 23, 2005 (the "Report on Form 8-K") in connection with the sale of its private label credit card accounts and the related accounts receivable. The Report on Form 8-K is being amended and supplemented solely to provide additional information required by Item 2.05.


ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     Effective on or about November 1, 2005, Bon-Ton will implement its previously announced plan to cease operation of its corporate credit center and to eliminate nearly all corporate credit positions. This plan will impact approximately 84 Bon-Ton associates. Bon-Ton anticipates that the cessation of credit operations and the elimination of corporate credit positions will be completed by February 1, 2006. In connection with this action, Bon-Ton determined, on August 17, 2005, that it will incur charges and future cash expenditures related to one-time termination benefits of approximately $587,000 and contract termination costs of approximately $200,000.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     The Bon-Ton Stores, Inc.


                                     By: /s/ Keith E. Plowman
                                        ----------------------------------------
                                        Keith E. Plowman
                                        Senior Vice President, Chief Financial
                                        Officer and Principal Accounting Officer


Dated: August 19, 2005